Exhibit 10.1
WAIVER

Reference is hereby made to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), filed with the Delaware Secretary of State on April 27, 2017, by Avalo Therapeutics, Inc. (formerly known as Cerecor Inc.), a Delaware corporation (the “Company”), and the Securities Purchase Agreement, between the Company and Armistice Capital Master Fund Ltd. (the “Master Fund”), dated April 27, 2017 (together with the Certificate of Designation, the “Agreement”).

WHEREAS, pursuant to the Agreement, the Master Fund was entitled to appoint up to two (2) directors to the Company’s Board of Directors (the “Designee Directors”) and replace the Designee Directors in certain circumstances, including upon any resignation or removal of the Designee Directors (the “Appointment Right”);

WHEREAS, in connection with the Appointment Right, the Master Fund previously designated Steven Boyd and Keith Maher as its Designee Directors, and each Designee Director recently was reelected to the Board to serve a one-year term expiring in 2023; and

WHEREAS, on August 8, 2022, both Steven Boyd and Keith Maher resigned from the Company’s Board of Directors (the “Board”), effective immediately.

NOW THEREFORE, the Master Fund hereby completely and irrevocably waives the Appointment Right, and agrees that as of the date this Waiver is executed, the Master Fund no longer has any right to appoint any replacement or other Designee Director to the Board, whether pursuant to the Agreement or otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Waiver as of August 11, 2022.

ARMISTICE CAPITAL MASTER FUND LTD.
By:	/s/ Brian Kohn
Name:	Brian Kohn
Title:	General Counsel of Armistice Capital, LLC, the Investment Manager

AVALO THERAPEUTICS, INC.
By:	/s/ Garry Neil, M.D.
Name:	Garry Neil, M.D.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO WAIVER]
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